UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2005

USA TRUCK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On July 21, 2005, USA Truck, Inc. (NASDAQ: USAK) announced that it has filed a registration statement with the Securities and Exchange Commission to offer 3,000,000 shares of common stock in a public offering. Of the shares to be offered, the Company will offer 2,000,000 shares, and the selling stockholders, which include Robert M. Powell, Chairman and CEO, Jerry D. Orler, President, and Mr. Orler’s spouse, will offer 1,000,000 shares. In addition, Mr. Powell has granted the underwriters an option to purchase up to an additional 450,000 shares of common stock to cover the over-allotment. A.G. Edwards will act as lead manager of the offering and Stephens Inc., BB&T Capital Markets and Morgan Keegan & Company, Inc. will act as co-managers. A copy of the press release is attached as an exhibit hereto.

The registration statement on Form S-3 has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The information in this Current Report is being furnished, not filed, pursuant to Regulation FD. The information in this Current Report, including the exhibit hereto, shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a determination or admission that the information in this Current Report is material, or that investors should consider this information before making an investment decision with respect to any security of USA Truck.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1    News release issued by the Registrant on July 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  USA Truck, Inc.

(Registrant)

Date: July 22, 2005	/s/ ROBERT M. POWELL
Robert M. Powell
Chairman and Chief Executive Officer

Date: July 22, 2005	/s/ JERRY D. ORLER
Jerry D. Orler
President

Date: July 22, 2005	/s/ CLIFTON R. BECKHAM
Clifton R. Beckham
Sr. Vice President – Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	News release issued by the Registrant on July 21, 2005